Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-28486, 33-39862, 33-39864, 33-60930, 33-99564, 33-99566, 333-92063, 333-98323, 333-98325 and 333-120561 of our report dated May 15, 2007 on the consolidated financial statements and financial statement schedule of Communications Systems, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Communications Systems, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
May 15, 2007
Minneapolis, Minnesota

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